EX-99.(e)(2)

February 7, 2018

EXHIBIT A TO DISTRIBUTION AGREEMENT

Series (“Funds”) of GOLDMAN SACHS TRUST II, a Delaware statutory trust (the “Trust”)

Goldman Sachs GQG Partners International Opportunities Fund

Goldman Sachs Multi-Manager Alternatives Fund

Goldman Sachs Multi-Manager Global Equity Fund

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

Goldman Sachs Multi-Manager Real Assets Strategy Fund (formerly Goldman Sachs Multi-Manager Real Assets Fund)

Goldman Sachs Target Date 2020 Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

Goldman Sachs Target Date 2060 Portfolio

Multi-Manager International Equity Fund

Multi-Manager U.S. Dynamic Equity Fund

Multi-Manager U.S. Small Cap Equity Fund

GOLDMAN SACHS & CO. LLC		GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh	By:	/s/ James A. McNamara
	Name: Scott McHugh		Name: James A. McNamara
	Title: Authorized Signatory		Title: President of the Trust